UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 20, 2007

RUSH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500, New Braunfels, Texas		78130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 20, 2007, Rush Enterprises, Inc. (the “Company”) entered into an indemnity agreement (the “Indemnity Agreement”) with Steve Keller.

The Indemnity Agreement conforms substantially to the Company’s form Indemnity Agreement which, in general, provides that the Company will, subject to certain exceptions, maintain liability insurance for each director or officer so long as the director or officer serves as an agent of the Company and so long thereafter as the director or officer may be subject to any possible liability by reason of the fact that the director or officer was an agent of the Company.

In addition, the form Indemnity Agreement provides that the Company will, to the extent permitted by applicable law, indemnify each director or officer against any and all expenses and liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred in connection with the investigation, defense, or appeal of any criminal, civil or administrative action brought against the director or officer by reason of his or her relationship with the Company.  The form Indemnity Agreement provides for indemnification rights regarding third-party claims and proceedings brought by or in the right of the Company.  In addition, the form Indemnity Agreement provides for the advancement of expenses incurred by the director or officer in connection with any proceeding covered by the agreement to the fullest extent permitted by Texas law.

The form Indemnity Agreement does not exclude any other rights to indemnification or advancement of expenses to which the director or officer may be entitled, including any rights arising under the Company’s Articles of Incorporation or Bylaws, or the laws of the State of Texas.

The foregoing description of the form Indemnity Agreement is not complete and is qualified in its entirety by the actual terms of the form Indemnity Agreement, a copy of which is incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2007.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Company announced the appointment of Martin A. Naegelin, Jr. as Executive Vice President.  Mr. Naegelin served as Senior Vice President and Chief Financial Officer of the Company since January 1997.  In addition, the Company announced that Steve Keller had been appointed as Vice President and Chief Financial Officer of the Company.  Mr. Keller, age 37, has been intimately involved in the Company’s finance and accounting functions since 1997, with responsibility for financial analysis and planning, business acquisitions, Securities and Exchange Commission reporting, investor relations and corporate taxes.  Prior to joining the Company, Mr. Keller, a Certified Public Accountant, worked in the San Antonio office of Ernst and Young LLP and obtained a Bachelor’s of Business Administration in accounting from St. Mary’s University in San Antonio, Texas.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Keller in connection with his appointment as Vice President and Chief Financial Officer.  The Employment Agreement provides for Mr. Keller to receive an annual base salary of $150,000, subject to periodic review and upward adjustment by the Board of Directors of the Company (the “Board”) in its sole discretion, and a $500 monthly vehicle allowance.

In addition, the Employment Agreement provides for Mr. Keller to receive an annual performance bonus to be determined by the Board and to receive certain benefits available to all employees generally.

The Employment Agreement will terminate upon Mr. Keller’s death, in which case the Company will pay Mr. Keller his monthly base salary earned pro rata to the date of such termination.  The Company may terminate the Employment Agreement upon Mr. Keller’s long-term disability and pay Mr. Keller his monthly base salary earned pro rata for services actually rendered prior to the date of such termination, except for any period during which he received short-term or long-term disability benefits under employee benefits plans maintained by the Company.  The Company may also terminate the Employment Agreement at any time for cause, as defined in the Employment Agreement, pay Mr. Keller his base salary earned pro rata to the date of termination, and have no further obligation to Mr. Keller.  The Employment Agreement may also be terminated without cause by the Company or by Mr. Keller upon 12 months written notice.  During such 12-month period, the Company will pay Mr. Keller his monthly base salary and will have no further obligation to him under the Employment Agreement.  In lieu of continuing Mr. Keller’s employment, the Company may elect, in its sole discretion, to terminate Mr. Keller immediately and pay him a lump sum equal to (a) his monthly base salary (subject to standard deductions) for the month of termination earned pro rata to the date of such notification of termination, plus (b) 12 months of his then effective monthly base salary, plus (c) an amount equal to a percentage of the bonus received by him for the calendar year immediately preceding the date of termination, such percentage to be based upon Mr. Keller’s number of years of continuous employment with the Company.  In addition, Mr. Keller will be entitled to continued health benefits for a 12-month period.

The Employment Agreement also contains customary non-competition, non-solicitation and confidentiality provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Naegelin’s appointment as Executive Vice President, his annual base salary will increase to $300,000.  Aside from this base salary increase, the terms of the employment agreement between the Company and Mr. Naegelin will remain the same.  A description of Mr. Naegelin’s employment agreement is contained in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2007.

The Company issued a press release in connection with the appointments of Messrs. Keller and Naegelin, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document Description

10.1	Employment Agreement, dated March 20, 2007, between Steve Keller and Rush Administrative Services, Inc.
99.1	Press Release, dated March 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

		By:	/s/ Martin A. Naegelin, Jr.
Martin A Naegelin, Jr.
Executive Vice President

Date:	March 22, 2007

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement, dated March 20, 2007, between Steve Keller and Rush Administrative Services, Inc.
99.1	Press Release, dated March 22, 2007